As filed with the Securities and Exchange Commission on September 9, 2020
Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

MaxLinear, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	14-1896129
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

5966 La Place Court, Suite 100

Carlsbad, California 92008

(760) 692-0711

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven G. Litchfield

Chief Financial Officer and Chief
Corporate Strategy Officer

5966 La Place Court, Suite 100

Carlsbad, California 92008

(760) 692-0711

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert F. Kornegay

Wilson Sonsini Goodrich & Rosati

Professional Corporation

12235 El Camino Real, Suite 200

San Diego, California 92130

(858) 350-2300

Approximate date of commencement of proposed sale to the public:
From time to time, after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value	804,163	$21.43	$17,233,213	$2,237

(1)   Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement also covers any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.

(2)   Estimated in accordance with Rule 457(c) solely for purposes of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on September 8, 2020.

PROSPECTUS

804,163 Shares

MaxLinear, Inc.

Common Stock

The selling stockholders of MaxLinear, Inc. (“MaxLinear,” “we,” “us” or the “Company”) identified in this prospectus may offer and resell up to 804,163 shares of our common stock, $0.0001 par value (“Consideration Shares”), under this prospectus.  The selling stockholders acquired the Consideration Shares from us pursuant to the Agreement and Plan of Merger, dated as of September 9, 2020, by and among MaxLinear, Northstar Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of MaxLinear (“Merger Sub”), NanoSemi, Inc., a Delaware corporation (“NanoSemi”), and Shareholder Representative Services LLC, as the securityholders’ representative thereunder.  We are not offering any shares of common stock and will not receive any proceeds from the sale or other disposition of the Consideration Shares by the selling stockholders.

The selling stockholders (which term as used herein includes their respective donees, transferees, or other successors in interest) may, from time to time, sell, transfer or otherwise dispose of the Consideration Shares described in this prospectus, or interests therein, through public or private transactions at market prices prevailing at the time of sale or at negotiated prices.  We provide more information about how the selling stockholders may sell the Consideration Shares in the section of this prospectus captioned “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange under the symbol “MXL.” On September 8, 2020, the last reported sale price for our common stock on the New York Stock Exchange was $20.93 per share.

Investing in our common stock involves risks.  You should carefully consider the risks described under “Risk Factors” on page 3 of this prospectus, in our subsequent periodic filings with the Securities and Exchange Commission incorporated by reference in this prospectus, in any related prospectus supplement or in any related free writing prospectuses that we have authorized for use in connection with a specific offering before making a decision to invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is September 9, 2020.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process.  Under this shelf registration process, the selling stockholders may, from time to time, offer and sell the Consideration Shares, as described in this prospectus, in one or more offerings.

You should rely only on the information contained in this prospectus (as supplemented and amended).  We have not authorized anyone to provide you with information that is different from that contained in this prospectus (as supplemented and amended). We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus (as supplemented and amended) does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or an offer to sell or the solicitation of an offer to buy any such securities in any circumstances in which such offer or solicitation is unlawful. This document may only be used where it is legal to sell these securities.  You should not assume that the information contained in this prospectus (as supplemented and amended) is accurate as of any dates other than their respective dates.

We urge you to read carefully this prospectus (as supplemented and amended) before deciding whether to purchase any of the shares of our common stock being offered.

Unless the context otherwise indicates, references in this prospectus to “MaxLinear,” “we,” “our” and “us” refer, collectively, to MaxLinear, Inc., a Delaware corporation, and its consolidated subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus and any prospectus supplement include or may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  Forward-looking statements are generally written in the future tense and/or are preceded by words such as “will,” “may,” “should,” “could,” “expect,” “suggest,” “believe,” “anticipate,” “intend,” “plan,” or other similar words.

Forward-looking statements are not guarantees of future performance and involve risks and uncertainties.  The forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus are based on information currently available to us and expectations and assumptions that we deem reasonable at the time the statements were made.  We do not undertake any obligation to update any forward-looking statements in this prospectus, any prospectus supplement, and the information incorporated by reference in this prospectus or in any of our other communications, except as required by law.  All such forward-looking statements should be read as of the time the statements were made and with the recognition that these forward-looking statements may not be complete or accurate at a later date.

Many factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements contained in this prospectus, any prospectus supplement, and the information incorporated by reference herein and therein, including those detailed in the “Risk Factors” section of any Annual Report on Form 10-K incorporated by reference in this prospectus and in the Risk “Factors” section of any Quarterly Report on Form 10-Q incorporated by reference in this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in our common stock.  You should read the following summary together with the more detailed information regarding our company, the common stock being registered under this prospectus, and our financial statements and notes thereto incorporated by reference in this prospectus before deciding whether to purchase shares of our common stock from the selling stockholders.

Our Business

We are a provider of radio-frequency, or RF, high-performance analog, and mixed-signal communications systems-on-chip solutions for the connected home, wired and wireless infrastructure, and industrial and multi-market applications. We are a fabless integrated circuit design company whose products integrate all or substantial portions of a broadband communication system. In most cases, these products are designed on a single silicon-die, using standard digital CMOS processes and conventional packaging technologies. We believe this enables our solutions to achieve superior power, performance, and cost advantages relative to our industry competition. Our customers include electronics distributors, module makers, original equipment manufacturers, and original design manufacturers, who incorporate our products in a wide range of electronic devices. Examples of such end market electronic devices incorporating our products include cable DOCSIS broadband modems and gateways; wireline connectivity devices for in-home networking applications; RF transceivers and modems for wireless carrier access and backhaul infrastructure; fiber-optic modules for data center, metro, and long-haul transport networks; video set-top boxes and gateways; hybrid analog and digital televisions, direct broadcast satellite outdoor and indoor units; and power management and interface products used in these and a range of other markets.

We combine our high-performance RF and mixed-signal semiconductor design skills with our expertise in digital communications systems, software, high-performance analog, and embedded systems to provide highly integrated semiconductor devices and platform-level solutions that are manufactured using a range of semiconductor manufacturing processes, including low-cost complementary metal oxide semiconductor, or CMOS, process technology, Silicon Germanium, Gallium Arsenide, BiCMOS and Indium Phosphide process technologies. Our ability to design analog and mixed-signal circuits in CMOS allows us to efficiently combine analog and digital signal processing functionality in the same integrated circuit. As a result, our solutions have high levels of functional integration and performance, small silicon die size, and low power consumption. Moreover, we are uniquely positioned to offer customers a combination of proprietary CMOS-based radio system architectures that provide the benefits of superior RF system performance, along with high-performance analog interface and power management solutions that enable shorter design cycles, significant design flexibility, and low system cost across a wide range of broadband communications, wired and wireless infrastructure, and industrial and multimarket applications.

Corporate Information

We incorporated in the State of Delaware in September 2003. Our executive offices are located at 5966 La Place Court, Suite 100, Carlsbad, California 92008, and our telephone number is (760) 692-0711. Our website address is www.maxlinear.com.  Information contained in or accessible through our website is not part of or incorporated by reference into this prospectus.

The Offering

The selling stockholders named in this prospectus may offer and sell up to 804,163 shares of our common stock, $0.0001 par value.  Our common stock is listed on the New York Stock Exchange under the symbol “MXL.”  Shares of our common stock that may be offered under this prospectus will be fully paid and non-assessable. We will not receive any of the proceeds of sales by the selling stockholders of any of the common stock covered by this prospectus.

Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders for offer and sale, we are referring to the shares such selling stockholders acquired from us pursuant to the Agreement and Plan of Merger, dated as of September 9, 2020, by and among MaxLinear, Merger Sub, NanoSemi and Shareholder Representative Services LLC, as the securityholders’ representative thereunder (the “Merger Agreement”).

RISK FACTORS

Investing in our common stock involves risks.  You should carefully consider the risks, uncertainties and assumptions under Item 1A, “Risk Factors,” in our annual report on Form 10-K for the period ended December 31, 2019 and in our quarterly report on Form 10-Q for the period ended June 30, 2020, all of which are incorporated herein by reference, and all of which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future and any prospectus supplement related to a particular offering, together with all of the other information included in or incorporated by reference into this prospectus, before making an investment decision. Please be aware that other risks may prove to be important in the future. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of the risks actually occur, our business, financial condition, operating results, cash flows and prospects could be materially and adversely affected, causing the trading price of our common stock to decline.  In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

USE OF PROCEEDS

All shares of common stock being offered under pursuant to this prospectus will be sold by the selling stockholders or their donees, transferees or other successors in interest.  We will not receive any of the proceeds from such sales.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and our amended and restated Bylaws (the “Bylaws”), and the Delaware General Corporation Law, hereafter referred to as the “DGCL.” We encourage you to read our Certificate of Incorporation, our Bylaws and the applicable provisions of the DGCL for additional information.  For more information on how you can obtain copies of these documents, see “Where You Can Find More Information” and “Information Incorporated By Reference.”

Authorized Capital Stock

Our authorized capital stock consists of 1,509,554,147 shares, all with a par value of $0.0001 per share, as follows:

•                  441,123,947 shares of Class A common stock;

•                  493,430,200 shares of Class B common stock;

•                  550,000,000 shares of common stock (“Common Stock”); and

•                  25,000,000 shares of undesignated preferred stock.

On March 29, 2017, all outstanding shares of our Class A common stock and Class B common stock automatically converted into shares of Common Stock (the “Conversion”) pursuant to the terms of our Certificate of Incorporation.  No additional shares of Class A common stock or Class B common stock may be issued following the Conversion.  As of August 31, 2020, there were 73,329,920 shares of Common Stock outstanding, and no shares of Class A common stock, Class B common stock or preferred stock outstanding.

Common Stock

Voting. Each holder of our Common Stock is entitled to one vote for each share held of record on any matter submitted to a vote of stockholders. The Certificate of Incorporation does not provide for cumulative voting for the election of directors.

Dividends and Distributions. Subject to preferences that may apply to any outstanding shares of preferred stock, the holders of Common Stock will be entitled to receive ratably any dividend or distribution of cash, property or shares of our capital stock that is paid or distributed by the Company.

Liquidation Rights. Upon our liquidation, dissolution or winding up, holders of our Common Stock will be entitled to share ratably in all assets remaining after payment of any liabilities and the liquidation preferences and any accrued or declared but unpaid dividends, if any, with respect to any outstanding shares of preferred stock.

No Preemptive, Conversion or Redemption Rights. Holders of Common Stock have no preemptive rights and no right to convert their Common Stock into other securities. There are no redemption or sinking fund provisions applicable to our Common Stock.

Subject to Rights of Preferred Stock. The rights of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of holders of any shares of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to designate and issue up to 25,000,000 shares of preferred stock in one or more series. Our board of directors may also designate the rights, preferences and privileges of the holders of each such series of preferred stock, any or all of which may be greater than or senior to those granted to the holders of Common Stock, and may adopt, amend or repeal the Bylaws.  Though the actual effect of any such issuance on the rights of the holders of Common Stock will not be known until our board of directors determines the specific rights of the holders of preferred stock, the potential effects of such an issuance include:

•                  diluting the voting power of the holders of Common Stock;

•                  reducing the likelihood that holders of Common Stock will receive dividend payments;

•                  reducing the likelihood that holders of Common Stock will receive payments in the event of our liquidation, dissolution, or winding up; and

•                  delaying, deterring or preventing a change-in-control or other corporate takeover.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain provisions of Delaware law and our Certificate of Incorporation and Bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our Common Stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Certificate of Incorporation and Bylaws. Our Certificate of Incorporation and Bylaws include provisions that:

•                  authorize our board of directors to issue, without further action by the stockholders, up to 25,000,000 shares of undesignated preferred stock;

•                  require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•                  specify that special meetings of our stockholders can be called only by our board of directors, our chairman of the board of directors, or the President of the Company;

•                  establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•                  establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

•                  provide that our directors may be removed only for cause;

•                  provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•                  specify that no stockholder is permitted to cumulate votes at any election of directors; and

•                  require supermajority votes of the holders of our Common Stock to amend special provisions of our charter documents.

Delaware Anti-Takeover Statute.  We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•                  prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•                  at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in a premium over the market price for the shares of Common Stock held by our stockholders.

The provisions of Delaware law and our Certificate of Incorporation and Bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Computershare Trust Company, N.A. Its address is 250 Royall Street, Canton, Massachusetts 02021.

SELLING STOCKHOLDERS

Up to 804,163 shares of common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders.  The shares being offered were issued to the selling stockholders pursuant to the Merger Agreement.  When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, as well as their donees, pledgees, assignees, transferees, distributees, or other successors in interest.

The table below sets forth certain information known to us, based upon written representations from the selling stockholders, with respect to the beneficial ownership of the shares of our common stock held by the selling stockholders as of September 9, 2020, the date of closing of our acquisition of NanoSemi.  Because the selling stockholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling stockholders, or the amount or percentage of shares of our common stock that will be held by the selling stockholders upon termination of any particular offering.  See the section of this prospectus captioned “Plan of Distribution” for additional information.  For purposes of the table below, we assume that the selling stockholders will sell all their shares of common stock covered by this prospectus.

In the table below, the percentage of shares beneficially owned is based on 73,329,920 shares of our common stock outstanding as of August 31, 2020, plus the 804,163 shares of common stock issued pursuant to the Merger Agreement. In accordance with Rule 13d-3 under the Exchange Act of 1934, as amended, beneficial ownership includes any shares over which a selling stockholder has sole or shared voting power or investment power and also any shares that such selling stockholder has the right to acquire within 60 days of such date through the exercise of any options or other rights.  The beneficial ownership information presented in this table is not necessarily indicative of beneficial ownership for any other purpose.

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
A&E Investment LLC	9,986	*	9,986	—	—
Abhishek Shah	232	*	232	—	—
Alexandre Megretski	29,070	*	29,070	—	—
Ameesh Divatia	4,651	*	4,651	—	—
Andrew Feldman	812	*	812	—	—
Behzad Razavi	2,543	*	2,543	—	—
Bhupinder Parhar	232	*	232	—	—
Chin-Lee Family Trust dated December 23, 2005	903	*	903	—	—
CSC Venture (Cayman) Ltd.	194,620	*	194,620	—	—
Divatia Family Trust dated 8/19/1999	14,132	*	14,132	—	—
DLA Piper Venture Fund 2013, LLC	1,623	*	1,623	—	—
Dmitri Fomin	2,325	*	2,325	—	—
Dobberpuhl Family 2001 Trust	8,861	*	8,861	—	—
Emre Onder	387	*	387	—	—
Ganapathy Subramaniam	2,724	*	2,724	—	—
Intel Capital Corporation	139,780	*	139,780	—	—
Jian Ruan	290	*	290	—	—
Kevin Chuang	11,628	*	11,628	—	—
Mansi Shah	232	*	232	—	—
McLane Cover	2,396	*	2,396	—	—
Michael Ericson	2,325	*	2,325	—	—

	Prior to the Offering			After the Offering
Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding	Number of Shares of Common Stock Being Registered for Resale	Number of Shares of Common Stock Beneficially Owned	Percent of Shares of Common Stock Outstanding
Narayanamma Chandrapati	271	*	271	—	—
Parag Sheth	775	*	775	—	—
Patel Revocable Trust dated 6/10/1999	3,762	*	3,762	—	—
Peijun Shan	682	*	682	—	—
R S Stata LLC c/o NorthStar Advisors LLC	121,965	*	121,965	—	—
Rajesh and Saloni Shah Family Trust dated 3/12/20	2,259	*	2,259	—	—
Shajikumar Devakar	2,724	*	2,724	—	—
Shijun Li	775	*	775	—	—
Telefonaktiebolaget LM Ericsson	69,890	*	69,890	—	—
The Helen H. Kim Irrevocable Trust – 2015	31,978	*	31,978	—	—
The Helen H. Kim Trust – 2015	31,978	*	31,978	—	—
Toprani Family Revocable Trust of January 27, 2011	9,010	*	9,010	—	—
Vladimir Stojanovic	9,690	*	9,690	—	—
WS Investment Company, LLC (2018A)	2,096	*	2,096	—	—
Xilinx, Inc.	69,890	*	69,890	—	—
Yan Li	11,628	*	11,628	—	—
Yanyu Huang	2,325	*	2,325	—	—
Zohaib Mahmood	2,713	*	2,713	—	—
Total	804,163	1.08%	804,163	—	—

*                 Less than 1%.

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the sale and resale of these shares of common stock by the selling stockholders from time to time from after the date of this prospectus. The selling stockholders may, from time to time, sell any or all of the shares of common stock beneficially owned by them and offered hereby.

The sales may be made on one or more exchanges, in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

The selling stockholders may effect such transactions by selling the shares of common stock to or through broker-dealers.  The shares of common stock may be sold through broker-dealers by one or more of, or a combination of, the following:

•                  a block trade in which the broker-dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•                  ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of shares at a stipulated price per share;

•                  short sales;

•                  through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•                  in privately negotiated transactions; or

•                  any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required, this prospectus may be amended or supplemented under Rule 424(b) or other applicable provision of the Securities Act from time to time to describe a specific plan of distribution.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. A selling stockholder who is an “underwriter” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Each selling stockholder has informed us that it is not a registered broker-dealer or an affiliate of a registered broker-dealer.

The selling stockholders have informed us that, except as otherwise indicated in the table included in the section of this prospectus captioned “Selling Stockholders,” none of them have any agreement or understanding, directly or indirectly, with any person to distribute the shares covered by this prospectus.  If any selling stockholder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering or secondary distribution or a purchase by a broker or dealer, we may be required to file a prospectus supplement pursuant to the applicable rules promulgated under the Securities Act. The selling stockholders may distribute shares to their partners, shareholders or other owners in normal course, who may in turn sell the shares in the manner listed above.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the shelf registration statement of which this prospectus forms a part.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, or the selling stockholders may be entitled to contribution. We may be indemnified by the selling stockholders against certain losses, claims, damages and liabilities under the Securities Act that may arise from written information furnished to us by the selling stockholders expressly for use in this prospectus.

We may restrict or suspend offers and sales or other dispositions of the shares under the shelf registration statement, of which this prospectus forms a part, at any time from and after the effective date of the shelf registration statement, subject to certain terms and conditions.  In the event of such restriction or suspension, the selling stockholders will not be able to offer or sell or otherwise dispose of the shares of common stock under the shelf registration statement.

Each selling stockholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder unless an exemption therefrom is available.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the shares of common stock may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Once sold under the shelf registration statement of which this prospectus forms a part, the shares of common stock will be freely tradeable in the hands of persons other than our affiliates.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus will be passed upon by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Members of Wilson Sonsini Goodrich & Rosati, Professional Corporation and certain investment funds associated with that firm hold 4,571 shares of our common stock.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting of MaxLinear, Inc. appearing in MaxLinear, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2019 and incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the reports of Grant Thornton LLP, independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

The combined abbreviated financial statements of the Home Gateway Platform Division (the “Business”) of Intel Corporation, which comprise the Combined Statements of Assets Acquired and Liabilities Assumed as of December 28, 2019 and December 29, 2018, and the Combined Statements of Net Revenues and Direct Expenses for each of the two years then ended, appearing in MaxLinear’s Current Report on Form 8-K/A filed on August 28, 2020, have been audited by Ernst & Young LLP, independent auditor, as set forth in their report thereon (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph indicating the abbreviated financial statements are not intended to be a complete presentation of the financial position or results of operations of the Business), included therein, and incorporated herein by reference.  Such combined abbreviated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.  Copies of certain information filed by us with the SEC are also available on our website at www.maxlinear.com.  Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement we filed with the SEC.  This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations.  You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities.  Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings.  You should review the complete document to evaluate these statements.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents.  The information that we incorporate by reference in this prospectus is considered to be part of this prospectus.  Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus.  This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.  This prospectus incorporates by reference the documents listed below and any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K), until the offering of the common stock being registered under the registration statement is terminated or completed:

•                  Annual Report on Form 10-K for the fiscal year ended December 31, 2019;

•                  The portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 28, 2020 (other than information “furnished” rather than “filed”), that are incorporated by reference into our Annual Report on Form 10-K;

•                  Quarterly Reports on Form 10-Q for the quarters ending March 31, 2020 and June 30, 2020;

•                  Current Reports on Form 8-K filed with the SEC on March 23, 2020, April 6, 2020, April 23, 2020, June 9, 2020, August 3, 2020 and September 9, 2020 and our Current Report on Form 8-K/A filed with the SEC on August 28, 2020 (excluding any portions of such reports that were “furnished” rather than “filed”); and

•                  The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on March 18, 2010 as amended by Form 8-A/A filed with the SEC on March 30, 2017 (File No. 001-34666), including any amendment or report updating such description.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by contacting us at the following address:

MaxLinear, Inc.

5966 La Place Court, Suite 100

Carlsbad, California 92008

PART II.  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

The registrant will pay all reasonable expenses incident to the registration of the shares other than any commissions and discounts of underwriters, dealers or agents.  Such expenses are set forth in the following table.  All of the amounts shown are estimates except the SEC registration fee.

Amount to be paid
SEC registration fee	$2,237
Legal fees and expenses	115,000
Accounting fees and expenses	20,000
Printing fees	2,000
Total	$139,237

Item 15.  Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete General Corporation Law of the State of Delaware (“DGCL”) and the registrant’s certificate of incorporation as amended to date (“Charter”) and the registrant’s Bylaws as amended to date (the “Bylaws”).

The Charter provides that a director shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the DGCL.  The Bylaws provide that the registrant shall, to the maximum extent and in the manner permitted by the DGCL, indemnify any person against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit, or proceeding in which such person was or is a party or is threatened to be made a party by reason of the fact that such person is or was a director or officer of the registrant.

Under Sections 145 and 102(b)(7) of the DGCL, a Delaware corporation must indemnify its present or former directors and officers against expenses (including attorney’s fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.  The DGCL generally permits a Delaware corporation to indemnify directors and officers against expenses, judgments, fines and amounts paid in settlement of any action or suit for actions taken in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action, which they had no reasonable cause to believe was unlawful.

The registrant is governed by the provisions of the DGCL permitting the registrant to purchase director’s and officer’s insurance to protect itself and any director, officer, employee or agent of the registrant.  The registrant has an insurance policy which insures the directors and officers of the registrant and its subsidiaries against certain liabilities which might be incurred in connection with the performance of their duties.  The registrant also has indemnification agreements with its directors and officers that provide for the maximum indemnification allowed by law.

Item 16.  Exhibits

The following exhibits are filed as part of this registration statement.

Exhibit Number	Description
3.1

Registrant’s Fifth Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on March 29, 2010 (incorporated by reference to Exhibit 3.5 of the Registrant’s Registration Statement on Form S-1/A filed on March 5, 2010 and all amendments thereto (File No. 333-162947))

Exhibit Number	Description
3.2	Registrant’s Amended and Restated Bylaws, as amended to date (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on February 16, 2017 (File No. 001-34666))
3.3	Certificate of Retirement (incorporated by reference to Exhibit 3.1 to the Amendment No. 1 on Form 8-A filed with the Securities and Exchange Commission on March 30, 2017 (File No. 001-34666))
4.1	Specimen common stock certificate of Registrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Amendment No. 1 on Form 8-A filed on March 30, 2017 (File No. 001-34666))
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Ernst & Young LLP, Independent Auditor.
23.3*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)
24.1*	Power of Attorney (included in the signature pages to this Registration Statement)

* Filed herewith.

Item 17.  Undertakings

A.  The undersigned registrant hereby undertakes:

(1)           to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act of 1933”);

(ii)   to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 , as amended (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)           that, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3)           to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

B.  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on September 9, 2020.

MAXLINEAR, INC.

By:	/s/ KISHORE SEENDRIPU, PH. D.
Kishore Seendripu, Ph. D.
President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kishore Seendripu and Steven G. Litchfield, and each of them, as his or her true and lawful attorney-in-facts, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-3 (including post-effective amendments) , and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KISHORE SEENDRIPU, PH. D.	Chairman, President and Chief Executive Officer	September 9, 2020
Kishore Seendripu, Ph.D.	(Principal Executive Officer)

/s/ STEVEN G. LITCHFIELD	Chief Financial Officer and Chief Corporate Strategy Officer	September 9, 2020
Steven G. Litchfield	(Principal Financial Officer)

/s/ CONNIE KWONG	Corporate Controller	September 9, 2020
Connie Kwong	(Principal Accounting Officer)

/s/ THOMAS E. PARDUN	Lead Director	September 9, 2020
Thomas E. Pardun

/s/ DANIEL A. ARTUSI	Director	September 9, 2020
Daniel A. Artusi

/s/ CAROLYN D. BEAVER	Director	September 9, 2020
Carolyn D. Beaver

/s/ GREGORY P. DOUGHERTY	Director	September 9, 2020
Gregory P. Dougherty

/s/ ALBERT J. MOYER	Director	September 9, 2020
Albert J. Moyer

/s/ DONALD E. SCHROCK	Director	September 9, 2020
Donald E. Schrock

/s/ THEODORE TEWKSBURY, PH. D.	Director	September 9, 2020
Theodore Tewksbury, Ph.D.